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                                                                   Exhibit 10.32




                            STOCK ISSUANCE AGREEMENT


       This STOCK ISSUANCE AGREEMENT is made as of August 29, 1996 among Ameripath, Inc., a Delaware corporation (the "Company"), The First National Bank of Boston ("FNBB"), FSC Corp., a Massachusetts corporation and an affiliate of FNBB, NationsBank, N.A. (South) ("NationsBank") and Atlantic Equity Corporation, a North Carolina corporation and an affiliate of (NationsBank).

                                    Recitals

       The Company and FNBB and NationsBank (the "Banks") entered into an Amendment No. 1 dated August 29, 1996 to the Credit Agreement dated as of May 29, 1996, as amended and as in effect on the date hereof (the "Credit Agreement"), for which the Company agreed to pay to the Banks an amendment fee in accordance with their respective interests in the increase in the Maximum Amount of Credit made effective by such Amendment (the "Amendment Fee").

       Each of FNBB and NationsBank has elected to receive $125,000 of the Amendment Fee in Common Stock of the Company (the "Common Stock Payment"),

       Each of FNBB and NationsBank is willing to assign its right to the Common Stock Payment to FSC Corp. and Atlantic Equity Corporation (the "Holders"), respectively, and the Company is willing to issue and sell to such Holders as full satisfaction of the Amendment Fee owed to NationsBank and as partial satisfaction of the Amendment Fee owed to FNBB, the number of shares of Common Stock set forth opposite the name of the Holders on Schedule 1 hereto, all on the terms and conditions set forth herein.

                                   Agreement

       In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. Capitalized terms defined in the Credit Agreement and used but not otherwise defined in this Agreement are used herein as so defined.

         2. Assignment. FNBB and NationsBank hereby assign to FSC Corp, and Atlantic Equity Corporation, respectively, and FSC Corp. and Atlantic Equity Corporation hereby assume, all of the FNBB's and NationsBank's respective rights to the Common Stock Payment.


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          3.   Sale and Purchase of Securities.  On the terms and subject to the conditions hereof, the Company hereby agrees to sell to each Holder, and by its execution of this Agreement such Holder agrees to accept from the Company as payment by the Company of the Common Stock Payment the number of shares of Common Stock set forth opposite the name of such Holder on Schedule 1 hereto. The shares of Common Stock being purchased by the Holders hereunder are referred to herein as the "Securities". The Company agrees to deliver certificates for the Securities to each Holder, registered in the name of such Holder, immediately following the execution of this Agreement.

          4. Representations and Warranties of the Company. The Company represents and warrants to each of the Banks and Holders that:

               4.1. Each of the Company and its Subsidiaries is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and own its properties and carry on the business now conducted or proposed to be conducted by it. The Company has made available to the Holders true and complete copies of the Company's certificate of incorporation and the by-laws as in effect on the date hereof.

               4.2. The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the issuance of the Securities.

               4.3. The Securities, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

               4.4. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with terms.

          5. Incidental ("Piggy-Back") Registration Rights. In the event the Company effects any registration of shares of its capital stock under the Securities Act of 1933, as amended, for its own account or for the account of any other Person subsequent to the initial registration by the Company of shares of its capital stock, then the Holders shall have the right to include the Securities in such registration if and to the extent of the most favorable rights of any other holder of any other shares of capital stock of the Company to include shares in such registration. Notwithstanding the foregoing provisions of this Section 5, in the event such registration relates to an underwritten offering (whether or not on a firm commitment basis), if the managing underwriter of such underwritten offering shall determine that the shares to be included in such registration should be limited due to market conditions or otherwise, all of the Securities shall be excluded prior to the exclusion of any other shares not held by officers or employees of the Company and shall be included prior to the inclusion of any shares held by officers or employees of the Company.


                                     -2-

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          6.   Indemnities.  The Company agrees to indemnify and hold
harmless each Holder, from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party or any misrepresentation by such indemnifying party in this Agreement.

          7.   Restrictions on Transfer.

               7.1. Restrictive Legend. All Certificates representing Securities shall bear a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR A LEGAL OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

               7.2. Termination of Restrictions. The restrictions imposed by Section 7.1 hereof upon the transferability of Securities shall cease and terminate as to any particular Securities when, in the written opinion of Ropes & Gray or other counsel reasonably acceptable to the Company which opinion shall also be delivered and reasonably acceptable to the Company's transfer agent, (i) such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) such Securities shall have been registered under the Securities Act or transferred in compliance with Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Securities or such Securities shall be transferable in compliance with paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Issuer, without expense, new certificates not bearing the legend set forth in Section
          7.1 hereof.

          8.   Miscellaneous,

               8.1.     This Agreement shall be considered a Credit Document.

               8.2. This Agreement and the other agreements referred to herein set forth the entire understanding among the parties with respect to the subject matter thereof.

               8.3. This Agreement can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.

               8.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives; provided, however, that


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          no Holder may assign any of such Holder's rights hereunder except in connection with a transfer of the Securities in compliance with the terms and conditions of Section 7 of this Agreement.

               8.5. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any Securities.

               8.6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

               8.7. All notices, requests, consents and demands will be in writing and will be personally delivered, mailed, postage prepaid, telecopied or telegraphed, if to the Company to it at its address set forth in Exhibit 1.7 of the Credit Agreement or if to the Holders as follows:

                             If to FSC Corp., at
                             100 Federal Street
                             Boston, MA 02110
                             Telecopy:  (617) 434-1153
                             Attention: Mary Reilly

                             if to Atlantic Equity Corporation,
                             c/o NationsBank, N.A. (South)
                             One Financial Plaza, 10th Floor
                             Fort Lauderdale, FL 33394
                             Telecopy:  (954) 765-2026
                             Attention: Alexander Rody

               8.8. The Company recognizes that the rights of the Holders under this Agreement are unique, and, accordingly, the Holders will, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

               8.9. The Company agrees that so long as any Securities purchased hereunder remain outstanding the Company will furnish to each of the Holders all of the information and reports required to be furnished to the Lenders pursuant to Section 6.4 of the Credit Agreement as in effect on the date hereof.


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       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed, under seal, as of the date first above written by their officers or other representatives thereunto duly authorized.

THE COMPANY:                           AMERIPATH, INC.



                                       By  /s/ Robert P. Wynn
                                         ------------------------------------
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer


THE BANKS:                             THE FIRST NATIONAL BANK OF
                                        BOSTON


                                       By  /s/ Randy J. Wehling
                                         ------------------------------------
                                         Title: Vice President



                                       NATIONSBANK, N.A. (SOUTH)


                                       By: /s/ Steven I. Rody
                                          -----------------------------------
                                          Title: Vice President



THE HOLDERS:                           FSC CORP.


                                       By:  /s/ Mary Joseph Reilly
                                          -----------------------------------
                                          Title:  Vice President
                                                -----------------------------


                                       ATLANTIC EQUITY CORPORATION


                                       By:  /s/ John E. Mack
                                          -----------------------------------
                                          Title:  President


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                                                          Schedule 1 - to Stock
                                                             Issuance Agreement
                                                             ------------------

                                 Securities
                                 ----------


Name-of Holder                      Common                   Purchase Price
--------------                      ------                   --------------
FSC Corp.                           12,500                   $125,000

Atlantic Equity Corporation          7,500                   $ 75,000
                                    ------                   --------


           TOTAL                    20,000                   $200,000
